AMENDMENT TO EMPLOYMENT AGREEMENT

Whereas, Amtech Systems, Inc. (“Company) and Fokko Pentinga (“Executive”) entered into an Employment Agreement (the “Agreement”) dated June 29, 2012; and

Whereas, Company and Executive now desire to modify the Agreement pursuant to Paragraph 21 thereof, and to enter into this Amendment to Employment Agreement (“Agreement”);

The parties hereto therefore agree to the following modification to the Agreement, to be effective as of the date set forth below; with all unmodified portions of the Agreement to remain in full force and effect as written:

1.Section 2 of the Agreement is hereby amended to reduce the annual base salary from US$370,000, or € 284,310, to $314,500, or € 241,664.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment this _1st_ day of July, 2012.

Amtech Systems, Inc.

By   /s/ Bradley C. Anderson
Bradley C. Anderson,

Its Executive Vice President and Chief Financial Officer

By /s/ Fokko Pentinga
Fokko Pentinga, Executive